UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2012

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the three proposals submitted for a vote of the stockholders at the EarthLink, Inc. (the “Company”) annual meeting of stockholders held on May 1, 2012 (the “2012 Annual Meeting”):

Proposal 1.  To elect Susan D. Bowick, Marce Fuller, Rolla P. Huff, David A. Koretz, Garry K. McGuire, Thomas E. Wheeler and M. Wayne Wisehart to the Company’s Board of Directors to serve until the 2013 annual meeting of stockholders or until his or her successor is duly elected and qualified.  This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Name	Votes For	Votes Against	Votes Abstained	Broker non- votes
Susan D. Bowick	73,808,084	2,358,887	53,793	15,998,831
Marce Fuller	73,663,807	2,505,384	51,573	15,998,831
Rolla P. Huff	73,654,052	2,524,524	42,188	15,998,831
David A. Koretz	73,871,736	2,307,029	41,999	15,998,831
Garry K. McGuire	75,640,249	528,967	51,548	15,998,831
Thomas E. Wheeler	73,808,636	2,360,187	51,941	15,998,831
M. Wayne Wisehart	73,794,161	2,374,174	52,429	15,998,831

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Votes For — 70,416,620
Votes Against — 1,134,705
Votes Abstained — 4,669,439
Broker non-votes — 15,998,831

Proposal 3.  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Votes For — 91,623,184
Votes Against — 533,220
Votes Abstained — 63,191

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President,
Chief Financial Officer

Date: May 3, 2012